Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Amendment No. 7 to Registration Statement on Form S-1 (File No. 333-226840) of our report dated April 1, 2019 , relating to the financial statements of Sound Concepts, Inc. as of December 31, 201 8 and 201 7 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

April 1 , 2019